Exhibit 99.1

[Form of Letter Agreement]

WorldSpace, Inc.

8515 Georgia Avenue

Silver Springs, MD 20910

June 3, 2008

To:

Re: Forbearance in Connection with June 1, 2008 Payment

Ladies and Gentlemen:

The purpose of this letter is to set forth the agreement of the undersigned, WorldSpace, Inc., a Delaware corporation (the “Company”) and the holders (the “Secured Note Holders”) of the Company’s Secured Notes, each dated as of June 1, 2007 (“Secured Notes”).

As discussed the Company acknowledges that they are in default of Section 4(a)(i) of the Secured Notes as a result of the non-payment to you of amounts due and payable on June 1, 2008 under the terms of the Secured Notes (the “Payment Default”) and is seeking an additional period of time to make its payment to you. The Company owes an aggregate of $17.7 million in principal plus accrued but unpaid interest on the Secured Notes to you and the other Secured Note Holders.

In return for your agreement to defer the payment of your portion of the June 1, 2008 obligations and to forbear exercising your rights and remedies with respect to the Payment Default, the Company will agree to (i) pay you your pro-rata portion of the $17.7 million principal amount plus all accrued and unpaid interest through the date of payment, on or before June 30, 2008, and (ii) enter into definitive agreements (the “Definitive Agreements”) with the Secured Note Holders, in form and substance reasonably satisfactory to the Secured Note Holders, reflecting the terms of this letter no later than June 15, 2008.

In addition, the Company would agree to the following modifications to its existing debt arrangements with you.

Secured Notes to be Paid in Full

The remaining unpaid principal amount of the Secured Notes (together with all then accrued and unpaid interest) would be paid in full on or before July 31, 2008.

Amended and Restated Convertible Notes - Conversion Rate Adjusted:

The initial Conversion Rate on each of the outstanding Amended and Restated Convertible Notes (“Convertible Notes”) would be reduced from $4.25 to $2.00.

Exhibit 99.1

Convertible Notes to be Paid in Full

All of the then outstanding Convertible Notes will be repaid in full (as to both principal and accrued but unpaid interest) on September 30, 2008 or such earlier date as the Company may elect upon 5 Business Days written notice to each of the holders of the Convertible Notes. The Company shall repay such Convertible Notes at a price equal to the sum of the outstanding principal and accrued but unpaid interest on such Notes plus a prepayment fee equal to 1.5% of such outstanding principal and interest.

First Lien Position:

Repayment of the Convertible Notes would be secured by a first lien over all of the assets of the Company under the first lien pledge and security agreement (“First Lien Security Agreement”), rather than the second lien position such notes are presently secured by, and no other indebtedness of the Company (other than the Secured Notes) would be entitled to a lien on such assets.

New Warrants:

Each holder of Secured Notes would receive a pro rata portion of an aggregate of 5 million in new Company warrants covering shares of the Class A Common Stock of the Company. The terms of such warrants shall be identical to the terms of the Secured Note Holders’ existing warrants with the Company, except that the warrant strike price for such new warrants will be set at $1.55, rather than $4.25 and the term of such new warrants shall be 5 years from the date of issuance.

For the avoidance of misunderstanding, the remaining unfunded amount of the $40 million facility to be provided by Yenura Pte. Ltd. (“Yenura Facility”) ($13.8 million) may continue to be drawn down by the Company and legal fees payable in connection with the Convertible Notes financing and amendments thereto may be paid without application of the mandatory pre-payment provisions (Section 7) of the Secured Notes. The Company may also, upon payment in full of the Secured Notes, obtain additional financing from lenders without the application of the mandatory pre-payment provisions (Section 7) of the Secured Notes.

The Company hereby represents that:

(a)	it has filed with the SEC all reports, forms, schedules and statements and other documents required to be filed since January 1, 2007 (“SEC Documents”). As of their respective filing dates, (a) the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (b) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

Exhibit 99.1

(b)	the Company believes in good faith that it will have the resources available to make the payments contemplated in this letter;

(c)	the Company will use its best efforts to prepare and enter into the Definitive Agreements on or before June 15, 2008; and

(d)	the Company will promptly advise the Secured Note Holders if there is any change in the Company’s circumstances which would materially adversely affect the ability of the Company to meet its obligations under this letter.

Notwithstanding anything to the contrary herein, the obligations of the Secured Note Holders hereunder shall be subject to the satisfaction of all of the following conditions:

(a)	the payment by the Company of the $17.7 million principal amount plus all accrued and unpaid interest through the date of payment, on or before June 30, 2008,

(b)	the Company entering into the Definitive Agreements, on or before June 15, 2008; and

(c)	the execution by each of the Secured Note Holders of a letter identical to this letter.

For the avoidance of doubt, notwithstanding payment by the Company of the Secured Notes in accordance with subparagraph (a) above, failure of the Company to enter into Definitive Agreements in accordance with (b) above shall constitute an immediate Event of Default under the Secured Notes and the Convertible Notes.

*****

On or before 8:30 a.m., New York Time, June 4, 2008, the Company shall file a Current Report on Form 8-K describing the terms of this letter and attaching a copy of the form of this letter.

The undersigned acknowledges and agrees that the Company is relying upon this letter agreement and, consequently, this letter agreement may not be amended or modified without the prior written consent of the Company and the undersigned.

The Company acknowledges and agrees that this letter agreement is strictly limited to the specific deferral and forbearance requested and purposes for which it is requested. Except for the specific deferrals and forbearance provided for in the letter agreements with each such holder, none of the provisions of the Secured Notes, the Convertible Notes or the First Lien Security Agreement have been or are intended to be altered, amended, changed, supplemented or waived in any respect and, except as

Exhibit 99.1

specifically provided herein, all such provisions of each of the Secured Notes, Convertible Notes and the First Lien Security Agreement remain enforceable in accordance with their terms.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the undersigned parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the undersigned parties hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement (as noted underneath their signature lines) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH THE UNDERSIGNED PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

The Company shall pay, or reimburse the Secured Note Holders on demand for, all reasonable out-of-pocket costs and expenses incurred by the Secured Note Holders in connection with the analysis of the payment default, the transactions described herein and the negotiation, execution and delivery of this Letter and definitive agreements, including, without limitation, fees and expenses of each Secured Note Holder’s counsel, regardless of whether any of the transactions contemplated hereby is consummated.

If you are in agreement with the terms hereof, please sign one copy of this agreement and deliver it (by facsimile, with hard copy to follow) to: WorldSpace, Inc., 8515 Georgia Avenue, Silver Springs, MD 20910, facsimile: (301) 960-2215, Attention: Donald Frickel, Esq.

Thank you.

Very truly yours,

WORLDSPACE, INC.

Exhibit 99.1

By:
Name:	Noah A. Samara
Title:	Chairman and CEO

Address for Notice:	WorldSpace, Inc. 8515 Georgia Avenue Silver Springs, MD 20910 Fax: (301) 960-2215 Attention: Donald Frickel

ACKNOWLEDGED AND AGREED:

[Investor]

By:

By:
Name:
Title: